OLSHAN GRUNDMAN FROME & ROSENZWEIG LLP
                                505 PARK AVENUE
                            NEW YORK, NEW YORK 10022
                            TELEPHONE: 212-753-7200

                                                      June 26, 1998



Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C.  20549

                      Re:  United Capital Corp.
                           Registration Statement on Form S-8

Gentlemen:

                  Reference is made to the Registration Statement on Form S-8 dated June 26, 1998 (the "Registration Statement"), filed with the Securities and Exchange Commission by United Capital Corp., a Delaware corporation (the "Company"). The Registration Statement relates to an aggregate of 2,000,000 shares (the "Shares") of common stock, par value $.10 per share (the "Common Stock"). The Shares will be issued and sold by the Company in accordance with the Company's (i) 1988 Incentive and NonQualified Stock Option Plan, as amended (the "Plan") and (ii) 1988 Incentive Stock Option Plan (the "Incentive Plan").

                  We advise you that we have examined originals or copies certified or otherwise identified to our satisfaction of the Certificate of Incorporation and By-laws of the Company, minutes of meetings of the Board of Directors and stockholders of the Company, the Plan, the Incentive Plan, a Prospectus relating to the resale of Common Stock underlying options held by affiliates of the Company (the "Prospectus"), and such other documents, instruments and certificates of officers and representatives of the Company and public officials, and we have made such examination of the law, as we have deemed appropriate as the basis for the opinion hereinafter expressed. In making such


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Securities and Exchange Commission
June 26, 1997
Page -2-


examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of documents submitted to us as certified or photostatic copies.

                  Based upon the foregoing, we are of the opinion that the Shares, when issued and paid for in accordance with the terms and conditions set forth in the Plan and the Incentive Plan will be duly and validly issued, fully paid and non-assessable.

                  We consent to the reference to this firm under the caption "Legal Opinion" in the Prospectus. We advise you that certain members of our Firm own shares of Common Stock of the Company.


                                   Very truly yours,


                                   /S/ OLSHAN GRUNDMAN FROME & ROSENZWEIG LLP
                                   ------------------------------------------
                                       OLSHAN GRUNDMAN FROME & ROSENZWEIG LLP